UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3632 – 13 St SW, Calgary AB	T2T 3R1
(Address of principal executive offices)	(Zip Code)

(403) 689-3901
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1

REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On April 4, 2012,  Fulucai Productions Ltd.  (the “Company”) and SFT Diversified Global LLC (“SFT”) entered into an Assignment Agreement (the “Agreement”) whereby SFT has assigned all rights and interest in an option agreement between SFT and Orion Oil & Gas Properties, a Texas General Partnership (the “Option”).  Under the terms of the Option, the Company has acquired the rights to acquire certain surface and sub-surface mineral rights, including but not limited to natural gas and oil mineral rights being, lying and situated in the Counties of Cherokee, DeKalb, Etowah, Jackson and Marshall, in the State of Alabama.

In consideration for the assignment of the Option, under the terms of the Agreement the Company will deliver into escrow a total of 75,000,000 shares of the common stock of the Company, of which 65,000,000 restricted common shares are to be transferred from James Durward, the current President and director of the Company and 10,000,000 shares of restricted common stock will be issued from the treasury of the Company to SFT or its assigns, which 75,000,000 shares of common stock shall represent 75%  of the total issued and outstanding shares of the Company, fully diluted.   The shares are to be held in escrow for transfer to the parties upon Closing.   Closing will take place on or before May 15, 2012 when the Company must exercise the Option.

Under the terms of the Option, the Company must place into escrow the amount of $1,000,000.00 to be held subject to the Company completing the requisite due diligence on the assets underlying the Option which are comprised of approx. 142,000 acres of fee simple land in the State of Alabama.

Upon the Company being satisfied with the due diligence then under the terms of the Option it must pay the amount of $77,000,000 within 180 days of May 15, 2012 to complete the acquisition, unless otherwise extended as agreed between the parties.

The Company intends to immediately seek shareholder approval for a name change from FuLuCai Productions Ltd. to Cherokee Minerals Inc. and will effect the name change upon Closing.

The Company intends to raise an initial $3,000,000 to fund the option and the due diligence.

Currently there are several reports on the assets underlying the agreement, however, the Company intends to as part of its due diligence, complete a 43-101 compliant report to enable it to value the underlying assets.

SECTION 9

FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d)  Exhibits

Exhibit No.	Description
10.1	Assignment Agreement between the Company and SFT Diversified Global LLC dated April 4, 2012.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: April 10, 2012	By:	/s/ James Durward
	Name:	James Durward
`	Title:	Chief Executive Officer